Exhibit 99.1

Odysight.ai Reports Financial Results for the Three Months Ended March 31, 2026 and Provides Business Update

Ramat Gan, Israel, May 14, 2026 – Odysight.ai Inc. (NASDAQ/TASE: ODYS), a leader in AI-powered visual sensing and predictive maintenance (PdM) solutions for the aerospace, defense, and industrial markets, today announces its financial results for the three months ended March 31, 2026, and provides a business update.

Key Highlights

●	Backlog[1] of $14 million as of March 31, 2026, providing revenue visibility into 2026 and the following years.

●	Cash balance[2] of approximately $21.8 million as of March 31, 2026, debt free.

●	Received two pilot orders from a major Defense customer for monitoring applications on an operational combat helicopter, and monitoring of a critical component within an airborne weapons system. Both orders are in active deployment.

●	Entered into a Cooperative Research and Development Agreement (CRADA) with the Naval Air Warfare Center Aircraft Division Lakehurst (NAWCAD), part of the U.S. Navy, to advance AI-driven visual sensing and condition-based maintenance operations. Focusing initially on carrier arresting cables. The project is set to be delivered in the coming months. Once completed, it has the potential for expansion into global land based arresting cables, fixed and rotary wing aircraft, ground vehicles, and additional platforms (May 2026).

●	Partnered with XP Services for the first U.S. flight testing of Odysight.ai AI-powered Predictive Maintenance System on a Sikorsky UH-60 Black Hawk Helicopter, the primary medium lift helicopter for the U.S. Army, advancing domestic certification and commercialization pathways. First flights scheduled to start in the coming weeks.

●	Initial Industrial Predictive Monitoring Systems delivered to European customers and now operational, pursuant to our agreement with a leading European provider of industrial sensing and monitoring solutions.

●	Signed a Commercial Collaboration Agreement with GACI Technologies to expand AI-powered predictive maintenance solutions into the French Aerospace and Defense market, broadening Odysight.ai’s European commercial footprint (April 2026). Aiming to receive initial POs within 2026.

●	Completed dual listing on the Tel Aviv Stock Exchange (TASE), expanding access to Israeli and international investors and broadening the Company’s shareholder base (April 2026).

Yehu Ofer, Chief Executive Officer of Odysight.ai commented:

“Our main customers operate in, or directly support, some of the most mission-critical and operationally demanding environments globally. While this dynamic resulted in a timing impact on our Q1 revenues, driven by some key defense partners in Israel and the United States prioritized mission-critical activities, we view this primarily as a short-term timing effect on backlog conversion rather than any change in underlying demand. We remained fully operational globally throughout last months’ conflict, continuing to execute across our global programs while further expanding our commercial activity in core target markets.

The increased operational intensity, extensive load and burn out on platforms and people, continues to reinforce the global growing need for our solutions and the underlying attractiveness of our products. The strategic progress we made during and immediately following the quarter underscores our continued momentum and the strength of our relationships with our customers. Our core business remains strong and we are therefore confident in our ability to achieve our business targets for 2026 and beyond.”

Einav Brenner, Chief Financial Officer of Odysight.ai added:

“Our Q1 2026 revenues were impacted by the timing of purchase orders execution, which we view as temporary and not indicative of the underlying growth trajectory of the business. We expect these orders to be delivered in the coming months, resulting in a revenue profile that is geared towards year end. Despite these challenging geopolitical dynamics, our gross margin remained approximately 26%, consistent with prior periods and reflecting the inherent strength of our product economics.

Operating expenses of approximately $5.4 million were slightly above the prior year period, driven primarily by the continued expansion of our global sales and marketing activities as we build commercial infrastructure in the United States and Europe. We view this investment as strategic and appropriate given the magnitude of the opportunity, while we continue to manage all cost lines with discipline, taking into consideration the adverse effect of the strengthening of the Israeli shekel against the U.S. dollar during the period. In parallel, we have taken active steps to improve organizational efficiency and adaption of AI tools, which we expect to be reflected in our H2/2026 results.

We ended the quarter with approximately $21.8 million in cash, no debt, and a backlog of $14 million. As delayed purchase orders convert in the coming quarters and operational efficiencies begin to take effect, we expect our financial performance to increasingly reflect the underlying momentum and progress of the business.”

1 Backlog is measured and defined differently by companies within our industry. We refer to “backlog” as our booked orders based on purchase orders or hard commitments but not yet recognized as revenue. Backlog is not a comprehensive indicator of future revenue and is not a measure of profitability. Orders included in backlog may be cancelled or rescheduled by customers. A variety of conditions, both specific to the individual customer and generally affecting the customer’s industry, may cause customers to cancel, reduce or delay orders that were previously made or anticipated. Projects may remain in backlog for extended periods of time.

2 Including cash, cash equivalents and restricted cash.

Financial highlights for the three months ended March 31, 2026.

Revenues were $82 thousand, compared to approximately $2.1 million for the three months ended March 31, 2025.

The decrease in revenues was primarily attributable to Q1 2025 full derecognition of the contract liability associated with a Fortune 500 medical company customer, in the amount of $1.7 million and additional decrease of our vision-based solutions for PdM and CBM due to certain delays caused from the global geopolitical situation.

Backlog1 was $14 million as of March 31, 2026.

Cost of Revenues was $61 thousand for the three months ended March 31, 2026, compared to $1.5 million for the three months ended March 31, 2025. The decrease in cost of revenues is consistent with the decrease in revenues.

Gross Profit was $21 thousand for the three months ended March 31, 2026, compared to gross profit of $0.5 million for the three months ended March 31, 2025, reflecting a gross margin of approximately 26% in both periods.

Operating expenses were approximately $5.4 million for the three months ended March 31, 2026, compared to approximately $5.1 million for the three months ended March 31, 2025.

The increase in operating expenses was primarily driven by the expansion of the Company’s operations, enhanced global selling and marketing activities, including efforts to penetrate new markets and verticals and increase product visibility, increase in share-based compensation and effect of the USD/NIS exchange rate.

Net loss was approximately $5.2 million for the three months ended March 31, 2026, compared to approximately $4.3 million for the three months ended March 31, 2025.

Cash Balance2 as of March 31, 2026 was approximately $21.8 million.

About Odysight.ai

Odysight.ai, incorporated in Nevada U.S., with European and Israeli subsidiaries, is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI-powered visual sensing. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas that are otherwise inaccessible during normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

We routinely post information that may be important to investors in the Investors section of our website. For more information, please visit: http://www.odysight.ai or follow us on X (formerly Twitter) , LinkedIn and YouTube.

Backlog

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Backlog is presented for supplemental informational purposes only, and is not intended to be a substitute for any GAAP financial measures, including revenue or net income (loss), and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. In addition, backlog should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, backlog should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations regarding monetization of backlog and improvements in financial performance, as well as statements regarding long-term growth prospects. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) our ability to scale up our operations, including market acceptance and large-scale adoption of our vision-based sensor products, (ii) the amount and timing of future sales and our long and unpredictable sales cycles, (iii) our ability to maintain product quality and performance at an acceptable cost and meet technical and quality specifications, (iv) our ability to accurately estimate the future supply and demand for our solutions and changes to various factors in our supply chain, (v) the market for adoption of vision-based sensor technologies, (vi) compliance with existing laws and regulations and regulatory developments in the United States, Israel, and other jurisdictions, including trade control laws, export authorizations and safety regulations, (vii) our plans and ability to obtain, maintain, and protect intellectual property rights, including extensions of patent terms, and our ability to avoid infringing the intellectual property rights of others, (viii) the need to hire additional personnel and our ability to attract and retain such personnel, including key members of our senior management, (ix) our estimates regarding expenses, backlog, future revenue, capital requirements and need for additional financing, (x) our dependence on third parties, including suppliers and strategic partners, (xi) our dependence on a limited number of customers for a substantial portion of our revenues, and the impact if order volumes from existing or anticipated customers do not meet expectations (xii) our financial performance and history of operating losses, (xiii) the growth of regulatory requirements and incentives, (xiv) the incorporation of artificial intelligence, or AI, and machine learning, or ML, into our products, (xv) risks related to product liability claims or product recalls, (xvi) cybersecurity risks and potential data security breaches, (xvii) the overall global economic environment and trade tensions, including the adoption or expansion of economic sanctions, tariffs or trade restrictions, (xviii) challenges and risks related to sales to government entities and highly regulated organizations, (xix) the impact of competition and new technologies, (xx) limitations and exclusivity provisions in our customer agreements and restrictions on the use of intellectual property, (xxi) our ability to ensure that our solutions interoperate with a variety of hardware and software platforms, (xxii) our plans to continue to invest in research and develop technology for new products, (xxiii) our plans to potentially acquire complementary businesses, (xxiv) the impact of future pandemics on our business and on the business of our customers, (xxv) fluctuations in foreign currency exchange rates, (xxvi) security, political and economic instability in the Middle East that could harm our business, including due to the security situation in Israel; and military conflicts with Iran and terrorist organizations, (xxvii) the increased expenses and requirements associated with being a listed public company on the Nasdaq Capital Market, or Nasdaq, and (xxviii) risks associated with our dual listing on the Tel Aviv Stock Exchange, or the TASE, including price volatility, liquidity and regulatory requirements. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 19, 2026, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

ODYSIGHT.AI INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026	2025
	Unaudited
	USD in thousands
Assets

CURRENT ASSETS:
Cash and cash equivalents	21,763	25,677
Restricted cash	-	333
Accounts receivable	104	278
Unbilled receivables	649	615
Inventory	313	50
Other current assets	453	549
Total current assets	23,282	27,502

NON-CURRENT ASSETS:
Property and equipment, net	325	346
Operating lease right-of-use assets	639	739
Severance pay asset	299	296
Other non-current assets	96	96
Total non-current assets	1,359	1,477

TOTAL ASSETS	24,641	28,979

Liabilities and shareholders’ equity

CURRENT LIABILITIES:
Accounts payable	446	480
Contract liabilities	133	165
Operating lease liabilities - short term	468	511
Accrued compensation expenses	1,518	1,400
Related parties	88	115
Other current liabilities	331	327
Total current liabilities	2,984	2,998

NON-CURRENT LIABILITIES:
Operating lease liabilities - long term	195	259
Liability for severance pay	299	296
Total non-current liabilities	494	555

TOTAL LIABILITIES	3,478	3,553

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value; 300,000,000 shares authorized as of March 31, 2026, and December 31, 2025, 16,773,407 and 16,357,327 shares issued and outstanding as of March 31, 2026, and December 31, 2025, respectively	17	17
Additional paid-in capital	89,336	88,418
Accumulated deficit	(68,190)	(63,009)
TOTAL SHAREHOLDERS’ EQUITY	21,163	25,426

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,641	28,979

ODYSIGHT.AI INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended
	March 31,
	2026	2025
	Unaudited
	USD in thousand (except per share data)

REVENUES	82	2,065
COST OF REVENUES	61	1,527
GROSS PROFIT	21	538
RESEARCH AND DEVELOPMENT EXPENSES	2,557	2,487
SALES AND MARKETING EXPENSES	962	396
GENERAL AND ADMINISTRATIVE EXPENSES	1,840	2,215
OPERATING LOSS	(5,338)	(4,560)
FINANCING INCOME, NET	157	295
NET LOSS	(5,181)	(4,265)